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Exhibit 32

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officers of Zions Bancorporation (the "Company"), hereby certify that, to the best of their knowledge, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U. S. C. 78m) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004
/s/ HARRIS H. SIMMONS
	Name:	Harris H. Simmons
	Title:	Chairman, President and Chief Executive Officer
/s/ DOYLE L. ARNOLD
	Name:	Doyle L. Arnold
	Title:	Executive Vice President and Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

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CERTIFICATION